PROVIDENCE CAPITAL V, INC.

                                     and

                              GS OPERATIONS CORP.

                              ARTICLES OF MERGER

Pursuant to the provisions of the Colorado Business Corporation Act (CRS 7-111-107, et seq., as amended) the undersigned corporations adopt the following Articles of MERGER:

FIRST: Attached hereto as Exhibit A is the Plan of Merger of PROVIDENCE CAPITAL V, INC., a Colorado corporation (the "Surviving Corporation"), and GS OPERATIONS CORP., a Georgia corporation (the "Disappearing Corporation").

SECOND: The Plan of Merger was duly adopted by the Boards of Directors, or other governing body, of the respective corporations on ____________________, 2001, and approved by the Board of Directors and Shareholders of PROVIDENCE CAPITAL V, INC. on ____________________, 2001, and by the Board of Directors and shareholders of GS OPERATIONS CORP., on _____________________, 2001, in the manner prescribed by the Georgia Statutes. The number of shares voted for the Plan of Merger was, with respect to each corporation, sufficient for approval as set forth below.

1--The number of shares of PROVIDENCE CAPITAL V, INC. outstanding at the time of such adoption was 750,000 and the number of Shares entitled to vote thereon was:

750,000.

The designation and number of outstanding shares of each class entitled to vote thereon as a class were:

NONE.

The number of shares of GS OPERATIONS CORP. outstanding at the time of such adoption was 1,000 and the number of Shares entitled to vote thereon was:

1,000


The designation and number of outstanding shares of each class entitled to vote thereon as a class were:
NONE.

2--The number of shares voted for such Plan of Merger by PROVIDENCE CAPITAL V, INC. was 750,000, and the number of shares voted against such Plan of Merger was:

NONE.

The number of shares voted for such Plan of Merger by GS OPERATIONS CORP., was 1,000 and the number of shares voted against such Plan of Merger was:

NONE.

The address of the registered office of the Surviving Corporation shall continue to be 17 West Cheyenne Mountain Boulevard, Colorado Springs, CO 80906, and the name of the registered agent at such address is Mark T. Thatcher, Esq. Either the registered office or the registered agent may be changed in the manner provided by law.

                       ______________________________
                              REGISTERED AGENT

IN WITNESS WHEREOF, the following persons have duly executed and verify these Articles of Merger this ______________ day of ___________________, 2001.

PROVIDENCE CAPITAL V, INC.,
a Colorado corporation
Attest:

_________________________

By:______________________
RICHARD NADEAU, JR.
Chairman and President

GS OPERATIONS CORP.,
a Georgia corporation

By:______________________
DONNA LYNES-MILLER,
Its Chairman and CEO
Dated ________________________